EXHIBIT 10.26

AMENDMENT TO EMPLOYMENT AGREEMENT

DATED OCTOBER 2, 2002

The undersigned hereby agree that the employment agreement, dated October 2, 2002, (“Agreement”) by and between Edward T. Haslam (“Haslam”) and Concord EFS, Inc. (“Concord”) shall be amended as follows:

The parties agree to extend the Agreement as follows:

On or before May 30, 2003, Haslam reserves the right to give notice that he is terminating his employment relationship with Concord effective July 31, 2003, unless both parties agree that he will remain beyond that date in a mutually agreed upon role.

In the event that Haslam gives notice prior to May 30, 2003 of his intent to terminate his employment relationship with Concord, or in the event that Concord notifies Haslam by May 30, 2003 that it has decided to transition the Chief Financial Officer to position to Memphis, Haslam shall continue to work through July 31, 2003 to transition CFO duties to the new CFO.

In the event that notice is given by either party prior to May 30, 2003 that Haslam’s employment is terminated for any reason, Haslam shall be entitled to receive the following transition package and his stock option agreement shall be amended at the time to so provide:

i.	Six (6) months of salary/stay bonus payable no later than July 31, 2003; and

ii.	One (1) year salary and benefits payable from July 31, 2003; and

iii.	One (1) year of continued vesting of stock options from July 31, 2003 to July 31, 2004, and then an additional 90 days thereafter to exercise all vested options.

As consideration for the foregoing, Haslam shall continue to perform the duties of the Chief Financial Officer of Concord.

This agreement shall be effective February 26, 2003 and may be signed in counterparts.

By:	/s/ BOND ISAACSON
BOND ISAACSON

By:	/s/ J. RICHARD BUCHIGNANI
J. RICHARD BUCHIGNANI

By:	/s/ EDWARD T. HASLAM
EDWARD T. HASLAM

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